Exhibit 10.1

HEWLETT PACKARD ENTERPRISE COMPANY
2015 STOCK INCENTIVE PLAN
(amended and restated March 23 and April 4, 2016)

1.     Purposes of the Plan.

The purpose of this Plan is to encourage ownership in the Company by key personnel whose long-term employment is considered essential to the Company's continued progress and, thereby, encourage recipients to act in the shareholders' interest and share in the Company's success and to provide an opportunity for cash awards to incentivize or reward employees.

2.      Definitions.

As used herein, the following definitions shall apply:

(a)    "Administrator" means the Board, any Committee or such delegates as shall be administering the Plan in accordance with Section 4 of the Plan.

(b)    "Affiliate" means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant ownership interest as determined by the Administrator provided that the entity is one with respect to which Common Stock will qualify as “service recipient stock” under Code Section 409A.

(c)    "Annual Cash Retainer" shall mean the amount which a Non-Employee Director will be entitled to receive in the form of cash for serving as a director in a relevant Director Plan Year, including the aggregate amount of annual cash retainer fees, fees associated with service on committees of the Board or attendance at meetings of the Board or applicable committees of the Board, and any other cash compensation or fees with respect to any other services to be provided to the Company or the Board, including but not limited to Board leadership services.

(d)    "Annual Equity Retainer" shall mean the amount which a Non-Employee Director will be entitled to receive in the form of equity for serving as a director in a relevant Director Plan Year, but shall not include reimbursement for expenses, fees associated with service on any committee of the Board, an Annual Cash Retainer or any other cash compensation (whether or not payable in Shares at the election of the Non-Employee Director), or fees with respect to any other services to be provided to the Company or the Board, including but not limited to Board leadership services.

(e)    "Applicable Laws" means the requirements relating to the administration of stock incentive plans under U.S. federal and state laws, any stock exchange or quotation system on which the Company has listed or submitted for quotation the Common Stock to the extent provided under the terms of the Company's agreement with such exchange or quotation system and, with respect to Awards subject to the laws of any foreign jurisdiction where Awards are granted under the Plan, the laws of such jurisdiction related to securities and exchange control requests for share offerings.

(f)    "Award" means a Cash Award, Stock Award, Stock Appreciation Right, Option, or Converted Award granted in accordance with the terms of the Plan.

(g)    "Awardee" means an individual who has been granted an Award under the Plan or any person (including any estate) to whom an Award has been assigned or transferred as permitted hereunder.

(h)    "Award Agreement" means a Cash Award Agreement, Stock Award Agreement, SAR Agreement and/or Option Agreement, which may be in written or electronic format, in such form and with such terms as may be specified by the Administrator, evidencing the terms and conditions of an individual Award. Each Award Agreement is subject to the terms and conditions of the Plan. An Award Agreement may be in the form of either (i) an agreement to be either executed by both the Awardee and the Company or offered and accepted electronically as the Administrator shall determine or (ii) certificates, notices or similar instruments as approved by the Administrator.

(i)    "Board" means the Board of Directors of the Company.

(j)    "Cash Award" means a bonus opportunity awarded under Section 12 pursuant to which a Awardee may become entitled to receive an amount based on the satisfaction of such performance criteria as are specified in the Award Agreement or other documents evidencing the Award (the "Cash Award Agreement").

(k)    "Change in Control" means the occurrence of any one of the following events:

i.
A direct or indirect acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of shares which, together with other direct or indirect acquisitions or beneficial ownership by such Person, results in aggregate beneficial ownership by such Person of thirty percent (30%) or more of either (1) the then outstanding Shares (the “Outstanding Company Common Stock”), or (2) the combined voting power of the then outstanding voting securities of the Company (the “Outstanding Company Voting Securities”); excluding, however, the following: (a) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (b) any acquisition by the Company or a wholly owned Subsidiary, (c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (d) any acquisition by any entity pursuant to a transaction which complies with clauses (a), (b) and (c) of subsection (iii) of this definition; or

ii.
A change in the composition of the Board such that the individuals who, as of the effective date of the subject action (the “Effective Date”), constitute the Board (the “Incumbent Board”) cease for any reason to constitute a majority of the Board; provided, however, that any individual who becomes a member of the Board subsequent to the Effective Date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of a majority of those individuals then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

iii.
The consummation of a Corporate Transaction; excluding, however, such a Corporate Transaction pursuant to which (a) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities of the surviving or acquiring entity resulting from such Corporate Transaction or a direct or indirect parent entity of the surviving or acquiring entity (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions (as compared to each other) as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (b) no Person (other than the Company, any wholly owned subsidiary, any employee benefit plan (or related trust)) sponsored or maintained by the Company, any entity controlled by the Company, such surviving or acquiring entity resulting from such Corporate Transaction or any entity controlled by such surviving or acquiring entity or a direct or indirect parent entity of the surviving or acquiring entity that, after giving effect to the Corporate Transaction, beneficially owns, directly or indirectly, 100% of the outstanding voting securities of the surviving or acquiring entity) will beneficially own, directly or indirectly, thirty percent

(30%) or more of, respectively, the outstanding shares of common stock (or comparable equity interests) of the entity resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such entity except to the extent that such ownership existed prior to the Corporate Transaction or (c) individuals who were members of the Incumbent Board will constitute a majority of the members of the board of directors (or similar governing body) of the surviving or acquiring entity resulting from such Corporate Transaction or a direct or indirect parent entity of the surviving or acquiring entity. “Corporate Transaction” means (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the assets of the Company, (iii) a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or (iv) a statutory share exchange involving capital stock of the Company.
(l)    "Code" means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(m)    "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan. The HR and Compensation Committee of the Board shall be deemed a “Committee” for purposes of the Plan.

(n)    "Common Stock" means the common stock of the Company.

(o)    "Company" means Hewlett Packard Enterprise Company, a Delaware corporation, or its successor.

(p)    "Conversion Award" has the meaning set forth in Section 4(b)(xiii) of the Plan.

(q)    “Converted Award” shall mean an Award that is issued to satisfy automatic adjustment and conversion of awards over HP common stock contemplated under the Employee Matters Agreement. For avoidance of doubt, any Converted Award shall be governed by the provisions of the original award agreement applicable to such Converted Award.

(r)    "Director" means a member of the Board who is not a Non-Employee Director.

(s)    “Director Option” shall mean any Converted Awards originally granted to Directors in connection with service on the HP Board of Directors.

(t)    "Director Plan Year" shall mean the year beginning the day after the Company’s annual meeting and ending on the day of the Company’s next annual meeting, as the case may be, for any relevant year.

(u)    "Employee" means a regular, active employee of the Company or any Affiliate, including an Officer and/or Director. The Administrator shall determine whether or not the chairman of the Board qualifies as an "Employee." Within the limitations of Applicable Law, the Administrator shall have the discretion to determine the effect upon an Award and upon an individual's status as an Employee in the case of (i) any individual who is classified by the Company or its Affiliate as leased from or otherwise employed by a third party or as intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise, (ii) any leave of absence approved by the Company or an Affiliate, (iii) any period of notice or garden leave under foreign law, (iv) any transfer between locations of employment with the Company or an Affiliate or between the Company and any Affiliate or between any Affiliates, (v) any change in the Awardee's status from an employee to a consultant or Director, and (vi) at the request of the Company or an Affiliate an employee becomes employed by any partnership, joint venture or corporation not meeting the requirements of an Affiliate in which the Company or an Affiliate is a party.

(v)    “Employee Matters Agreement” shall mean that certain Employee Matters Agreement dated October 31, 2015 by and between HP and the Company relating to the transfer of employees in connection with the separation of the Company’s business from HP’s business, which agreement is incorporated herein by reference.

(w)    "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

(x)    "Fair Market Value" means, unless the Administrator determines otherwise, as of any date, the closing sales price for such Common Stock on the New York Stock Exchange (the “NYSE”) as of such date (or if no sales were reported on such date, the closing sales price on the last preceding day on which a sale was made), as reported in such source as the Administrator shall determine.

(y)    "Grant Date" means the date or event specified by the Administrator on which a grant of an Award will become effective (which date with respect to an Option or a SAR will not be earlier than the date on which the Administrator takes action with respect thereto); in the case of a Converted Award, the Grant Date means the grant date applicable to the original award covering HP common stock corresponding to the Converted Award.

(z)    “HP” shall mean Hewlett-Packard Company, a Delaware corporation.

(aa)    "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(bb)     “Non-Employee Director” shall mean each member of the Board who is not an employee of the Company or any of its Subsidiaries or Affiliates and who is eligible only for Awards granted pursuant to Section 13 of the Plan.

(cc)    "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

(dd)    "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(ee)    "Option" means a right granted under Section 8, including any such right that is a Converted Award, to purchase a number of Shares or Stock Units at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement or other documents evidencing the Award (the "Option Agreement"). Both Options intended to qualify as Incentive Stock Options and Nonstatutory Stock Options may be granted under the Plan.

(ff)    "Plan" means this Hewlett Packard Enterprise Company 2015 Stock Incentive Plan, as amended and restated, from time to time.

(gg)    "Qualifying Performance Criteria" shall have the meaning set forth in Section 14(b) of the Plan.

(hh)    "Share" means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

(ii)    “Stock Appreciation Right” or “SAR” means a right granted under Section 8, including any such right that is a Converted Award, which entitles the recipient to receive an amount equal to the excess of the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right over the exercise price thereof on such terms and conditions as are specified in the agreement or other documents evidencing the Award (the "SAR Agreement"). The Administrator shall determine whether a Stock Appreciation Right shall be settled in cash, Shares or a combination of cash and Shares. Stock Appreciation Rights may be granted in tandem with another Award or freestanding and unrelated to another Award.

(jj)    "Stock Award" means an award or issuance of Shares or Stock Units made under Section 11 of the Plan, including any such right that is a Converted Award, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as are expressed in the agreement or other documents evidencing the Award (the "Stock Award Agreement").

(kk)    "Stock Unit" means a bookkeeping entry representing an amount equivalent to the value of one Share, payable in cash, property or Shares. Stock Units represent an unfunded and unsecured obligation of the Company, including any such right that is a Converted Award, except as otherwise provided for by the Administrator.

(ll)    "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(mm)    "Termination of Employment" shall mean ceasing to be an Employee. However, for Incentive Stock Option purposes, Termination of Employment will occur when the Awardee ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or one of its Subsidiaries. The Administrator shall determine whether any corporate transaction, such as a sale or spin-off of a division or business unit, or a joint venture, shall be deemed to result in a Termination of Employment.

(nn)    "Total and Permanent Disability" shall have the meaning set forth in Section 22(e)(3) of the Code.

3.     Stock Subject to the Plan.

(a)     Aggregate Limits. Subject to the provisions of Section 15 of the Plan, the aggregate number of Shares subject to Awards granted under the Plan is 260,000,000 Shares. The Shares subject to the Plan may be either Shares reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.

For the avoidance of doubt, any Shares issued pursuant to a Converted Award shall reduce the maximum number of Shares issuable under this Section 3(a).

(b)     Issuance of Shares. For purposes of Section 3(a), the aggregate number of Shares issued under the Plan at any time shall equal only the number of Shares actually issued upon exercise or settlement of an Award. If any Shares subject to an Award granted under the Plan are forfeited or such Award is settled in cash or otherwise terminates without the delivery of such Shares, the Shares subject to such Award, to the extent of any such forfeiture, settlement or termination, shall again be available for grant under the Plan. Notwithstanding the foregoing, Shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such Shares are: (i) Shares delivered to or withheld by the Company to pay the exercise price of an Option, (ii) Shares delivered to or withheld by the Company to pay the withholding taxes related to an Award, or (iii) Shares repurchased by the Company on the open market with the proceeds of an Award paid to the Company by or on behalf of the Awardee. For the avoidance of doubt, when SARs are exercised and settled in Shares the full number of Shares exercised will no longer be available for issuance under the Plan.

(c)    Share Limits. Subject to the provisions of Section 15 of the Plan, the aggregate number of Shares subject to Awards granted under this Plan during any calendar year to any one Awardee shall not exceed 6,000,000, except that in connection with his or her initial service, an Awardee may be granted Awards covering up to an additional 4,000,000 Shares. Subject to the provisions of Section 15 of the Plan, the aggregate number of Shares that may be subject to all Incentive Stock Options granted under the Plan is 4,000,000 Shares. Notwithstanding anything to the contrary in the Plan, the limitations set forth in this Section 3(c) shall be subject to adjustment under Section 15(a) of the Plan only to the extent that such adjustment will not affect the status of any Award intended to qualify as "performance based compensation" under Code Section 162(m) or the ability to grant or the qualification of Incentive Stock Options under the Plan. Notwithstanding the foregoing, the number of Shares subject to Converted Awards shall be disregarded for purposes of the limitations set forth in this Section 3(c).

4.     Administration Of The Plan.

(a)     Procedure.

i.     Multiple Administrative Bodies. The Plan shall be administered by the Board, one or more Committees and/or their delegates.

ii.     Section 162. To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as "performance‑based compensation" within the meaning of Section 162(m) of the Code, Awards to "covered employees" within the meaning of Section 162(m) of the Code or Employees that the Committee determines may be "covered employees" in the future shall be made by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

iii.     Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the Exchange Act ("Rule 16b-3"), Awards to Officers and Directors shall be made by the entire Board or a Committee of two or more "non-employee directors" within the meaning of Rule 16b-3.

iv.     Other Administration. Subject to Applicable Law, the Board or a Committee may delegate to an authorized Officer or Officers the power to approve Awards to persons eligible to receive Awards under the Plan who are not (A) subject to Section 16 of the Exchange Act or (B) at the time of such approval, "covered employees" under Section 162(m) of the Code.

v.     Delegation of Authority for the Day-to-Day Administration of the Plan. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

(b)     Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee or delegates acting as the Administrator, subject to the specific duties delegated to such Committee or delegates, the Administrator shall have the authority, in its discretion:

i.    to select the Awardees to whom Awards are to be granted hereunder;

ii.    to determine the number of Shares to be covered by each Award granted hereunder;

iii.    to determine the type of Award to be granted to the selected Awardees;

iv.    to approve forms of Award Agreements for use under the Plan;

v.    to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise and/or purchase price, the time or times when an Award may be exercised or settled (which may or may not be based on performance criteria), the vesting schedule, any vesting and/or exercisability acceleration or waiver of forfeiture restrictions, the acceptable forms of consideration, the term, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine and may be established at the time an Award is granted or thereafter;

vi.    to suspend the right to exercise Awards during any blackout period that is necessary or desirable to comply with the requirements of Applicable Laws and/or to extend the Award exercise period for an equal period of time in a manner consistent with Applicable Law;

vii.    to correct defects and supply omissions in the Plan and any Award Agreement and to correct administrative errors;

viii.    to construe and interpret the terms of the Plan (including sub-plans, Award Agreements and Plan and Award Agreement addenda) and Awards granted pursuant to the Plan;

ix.    to adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized (A) to adopt the rules and procedures regarding the conversion of local currency, withholding procedures and handling of stock certificates which vary with local requirements and (B) to adopt sub-plans, Award Agreements and Plan and Award Agreement addenda as the Administrator deems desirable, to accommodate foreign laws, regulations and practice;

x.    to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans, Award Agreements and Plan and Award Agreement addenda;

xi.    to modify or amend each Award, including, but not limited to, the acceleration of vesting and/or exercisability, provided, however, that any such amendment is subject to Section 15 of the Plan and may not materially impair any outstanding Award unless agreed to in writing by the Awardee;

xii.    to allow Awardees to satisfy withholding tax amounts by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or SAR, or vesting or settlement of a Stock Award that number of Shares having a value not in excess of the amount required to be withheld. The value of the Shares to be withheld shall be determined in such manner and on such date that the Administrator shall determine or, in the absence of provision otherwise, on the date that the amount of tax to be withheld is to be determined. All elections by a Awardee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may provide;

xiii.    to authorize conversion or substitution under the Plan of any or all stock options, stock appreciation rights or other stock awards held by service providers of an entity acquired by the Company (the "Conversion Awards"). Any conversion or substitution shall be effective as of the close of the merger or acquisition. The Conversion Awards may be Nonstatutory Stock Options or Incentive Stock Options, as determined by the Administrator, with respect to options granted by the acquired entity; provided, however, that with respect to the conversion of stock appreciation rights in the acquired entity, the Conversion Awards shall be Nonstatutory Stock Options, unless otherwise determined by the Administrator. Unless otherwise determined by the Administrator at the time of conversion or substitution, all Conversion Awards shall have the same terms and conditions as Awards generally granted by the Company under the Plan;

xiv.    to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

xv.    to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Awardee or other subsequent transfers by the Awardee of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;

xvi.    to provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Awardee to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award; and

xvii.    to make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder.

(c)     Effect of Administrator's Decision. All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, shall be final and binding on all Awardees or other persons claiming rights under the Plan or any Award. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any Officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

5.     Eligibility.

Awards may be granted to Directors and/or Employees; provided that Non-Employee Directors are eligible only for awards granted under Section 13 of the Plan.

6.     Term of Plan.

The Plan shall become effective upon its approval by shareholders of the Company. It shall continue in effect for a term of ten (10) years from the later of the date the Plan or any amendment to add shares to the Plan is approved by shareholders of the Company unless terminated earlier under Section 16 of the Plan; provided, however, that no Incentive Stock Options may be granted after the 10th anniversary of the date that the Plan (or share reserve increase, as applicable) is approved by the Board or by shareholders, if earlier.

7.     Term of Award.

The term of each Award shall be determined by the Administrator and stated in the Award Agreement. In the case of an Option or SAR, the term shall be ten (10) years from the Grant Date or such shorter term as may be provided in the Award Agreement; provided that the term may be ten and one-half (10 1/2) years in the case of Options granted to Awardees in certain jurisdictions outside the United States as determined by the Administrator.

8.     Options and Stock Appreciation Rights.

The Administrator may grant an Option or SAR, or provide for the grant of an Option or SAR, either from time to time in the discretion of the Administrator or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the satisfaction of an event or condition whether or not within the control of the Awardee.

(a)     Option or SAR Agreement. Each Option or SAR Agreement shall contain provisions regarding (i) the number of Shares that may be issued upon exercise of the Option or SAR, (ii) the type of Option, (iii) the exercise price of the Shares and the means of payment for the Shares, (iv) the term of the Option or SAR, (v) such terms and conditions on the vesting and/or exercisability of an Option or SAR as may be determined from time to time by the Administrator, (vi) restrictions on the transfer of the Option or SAR and forfeiture provisions and (vii) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

(b)     Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option or SAR shall be determined by the Administrator, subject to the following:

i.    The per Share exercise price of an Option or SAR shall be no less than 100% of the Fair Market Value per Share on the Grant Date.

ii.    Notwithstanding the foregoing, at the Administrator's discretion, Converted Awards and Conversion Awards that are granted in substitution and/or conversion of options or stock appreciation rights of HP or an acquired entity, may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of such substitution and/or conversion if such exercise price is determined in a manner that complies with the requirements of Sections 409A and 424 of the Code, as applicable.

(c)     No Option or SAR Repricings. Other than in connection with a change in the Company's capitalization (as described in Section 15(a) of the Plan), the exercise price of an Option or SAR may not be reduced without shareholder approval (including canceling previously awarded Options or SARs in exchange for cash, other Awards, Options or SARs with an exercise price that is less than the exercise price of the original Option or SAR). Nothing in this Section 8(c) shall be construed to apply to the issuance of an Option that is a Converted Award or the issuance or assumption of an Option or SAR in connection with the acquisition by the Company or a subsidiary of an unrelated entity provided such actions are taken in a manner that complies with the requirements of Section 409A and 424 of the Code, as applicable.

(d)     Vesting Period and Exercise Dates. Options or SARs granted under this Plan shall vest and/or be exercisable at such time and in such installments during the period prior to the expiration of the Option's or SAR’s term as determined by the Administrator. The Administrator shall have the right to make the timing of the ability to exercise any Option or SAR granted under this Plan subject to continued employment, the passage of time and/or such performance requirements as deemed appropriate by the Administrator. At any time after the grant of an Option or SAR, the Administrator may reduce or eliminate any restrictions surrounding any Awardee's right to exercise all or part of the Option or SAR.

(e)     Form of Consideration for Exercising an Option. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment, either through the terms of the Option Agreement or at the time of exercise of an Option. Acceptable forms of consideration may include:

i.    cash;

ii.    check or wire transfer (denominated in U.S. Dollars);

iii.    subject to any conditions or limitations established by the Administrator, other Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

iv.    subject to any conditions or limitations established by the Administrator, withholding of Shares deliverable upon exercise, which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

v.    consideration received by the Company under a broker‑assisted sale and remittance program acceptable to the Administrator;

vi.    such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

vii.    any combination of the foregoing methods of payment.

9.     Incentive Stock Option Limitations/Terms.

(a)     Eligibility. Only employees (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or any of its Subsidiaries may be granted Incentive Stock Options.

(b)     $100,000 Limitation. Notwithstanding the designation "Incentive Stock Option" in an Option Agreement, if and to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Awardee during any calendar year (under all plans of the Company and any of its Subsidiaries) exceeds U.S. $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 9(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the Grant Date.

(c)     Effect of Termination of Employment on Incentive Stock Options. Generally. Unless otherwise provided for by the Administrator, upon an Awardee's Termination of Employment, any outstanding Incentive Stock Option granted to such Awardee, whether vested or unvested, to the extent not theretofore exercised, shall terminate immediately upon the Awardee's Termination of Employment.

(d)     Leave of Absence. For purposes of Incentive Stock Options, no leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company or a Subsidiary is not so guaranteed, an Awardee's employment with the Company shall be deemed terminated on the ninety‑first (91st) day of such leave for Incentive Stock Option purposes and any Incentive Stock Option granted to the Awardee shall cease to be treated as an Incentive Stock Option and shall terminate upon the expiration of the three month period following the date the employment relationship is deemed terminated.

(e)     Transferability. The Option Agreement must provide that an Incentive Stock Option cannot be transferable by the Awardee otherwise than by will or the laws of descent and distribution, and, during the lifetime of such Awardee, must not be exercisable by any other person. If the terms of an Incentive Stock Option are amended to permit transferability, the Option will be treated for tax purposes as a Nonstatutory Stock Option.

(f)     Other Terms. Option Agreements evidencing Incentive Stock Options shall contain such other terms and conditions as may be necessary to qualify, to the extent determined desirable by the Administrator, with the applicable provisions of Section 422 of the Code; however, for clarity’s sake, the Administrator makes no guarantee that an Incentive Stock Option shall remain qualified under Section 422 of the Code.

10.     Exercise of Option or SAR.

(a)     Procedure for Exercise; Rights as a Shareholder.

i.    Any Option or SAR granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the respective Award Agreement. Unless the Administrator provides otherwise: (A) no Option or SAR may be exercised during any leave of absence other than an approved personal or medical leave with an employment guarantee upon return, (B) an Option or SAR shall continue to vest during any authorized leave of absence and such Option or SAR may be exercised to the extent vested and exercisable upon the Awardee's return to active employment status.

ii.    An Option or SAR shall be deemed exercised when the Company receives (A) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option or SAR; (B) full payment for the Shares with respect to which the related Option is exercised; and (C) with respect to Nonstatutory Stock Options or SARs, satisfaction of all applicable withholding taxes.

iii.    Shares issued upon exercise of an Option or SAR shall be issued in the name of the Awardee. Unless provided otherwise by the Administrator or pursuant to this Plan, until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a Company shareholder shall exist with respect to the Shares subject to an Option or SAR, notwithstanding the exercise of the Option or SAR.

iv.    The Company shall issue (or cause to be issued) such Shares as soon as administratively practicable after the Option or SAR is exercised. An Option or SAR may not be exercised for a fraction of a Share.

(b)     Effect of Termination of Employment on Nonstatutory Stock Options or SARs. Unless otherwise provided for by the Administrator prior to the Awardee’s Termination of Employment, upon an Awardee's Termination of Employment, any outstanding Nonstatutory Stock Option or SAR granted to such Awardee, whether vested or unvested, to the extent not theretofore exercised, shall terminate immediately upon the Awardee's Termination of Employment.

11.     Stock Awards.

(a)     Stock Award Agreement. Each Stock Award Agreement shall contain provisions regarding (i) the number of Shares subject to such Stock Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment for the Shares, (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares as may be determined from time to time by the Administrator, (v) restrictions on the transferability of the Stock Award and (vi) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

(b)     Restrictions and Performance Criteria. The grant, issuance, retention and/or vesting of each Stock Award may be subject to such performance criteria and level of achievement versus these criteria as the Administrator shall determine, which criteria may be based on financial performance, personal performance evaluations and/or completion of service by the Awardee. Notwithstanding anything to the contrary herein, the performance criteria for any Stock Award that is intended to satisfy the requirements for "performance‑based compensation" under Section 162(m) of the Code shall be established by the Administrator based on one or more Qualifying Performance Criteria selected by the Administrator and specified in writing not later than the earlier of ninety (90) days after the commencement, or within the first 25%, of the period of service to which the performance goals relates, provided that the outcome is substantially uncertain at that time.

(c)     Forfeiture. Unless otherwise provided for by the Administrator prior to the Awardee’s Termination of Employment, upon the Awardee's Termination of Employment, the Stock Award and the Shares subject thereto shall be forfeited, provided that to the extent that the Awardee purchased any Shares, the Company shall have a right to repurchase the unvested Shares at the original price paid by the Awardee.

(d)     Rights as a Shareholder. Unless otherwise provided by the Administrator, the Awardee shall have the rights equivalent to those of a Company shareholder and shall be a shareholder only after Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) to the Awardee. Unless otherwise provided by the Administrator, a Awardee holding Stock Units shall be entitled to receive dividend equivalent rights payable in cash or Shares subject to the same vesting conditions as the underlying Stock Units.

12.     Cash Awards.

Each Cash Award will confer upon the Awardee the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period of not less than one (1) year.

(a)     Cash Award. Each Cash Award shall contain provisions regarding (i) the target and maximum amount payable to the Awardee as a Cash Award, (ii) the performance criteria and level of achievement versus these criteria which shall determine the amount of such payment, (iii) the period as to which performance shall be measured for establishing the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the Cash Award prior to actual payment, (vi) forfeiture provisions, and (vii) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Administrator. The maximum amount payable as a Cash Award that is settled for cash may be a multiple of the target amount payable, but the maximum amount payable in any fiscal year pursuant to that portion of a Cash Award granted under this Plan to any Awardee that is intended to satisfy the requirements for "performance based compensation" under Section 162(m) of the Code shall not exceed U.S. $15,000,000.

(b)     Performance Criteria. The Administrator shall establish the performance criteria and level of achievement versus these criteria which shall determine the target and the minimum and maximum amount payable under a Cash Award, which criteria may be based on financial performance and/or personal performance evaluations. The Administrator may specify the percentage of the target Cash Award that is intended to satisfy the requirements for "performance‑based compensation" under Section 162(m) of the Code. Notwithstanding anything to the contrary herein, the performance criteria for any portion of an Cash Award that is intended to satisfy the requirements for "performance‑based compensation" under Section 162(m) of the Code shall be a measure established by the Administrator based on one or more Qualifying Performance Criteria selected by the Administrator and specified in writing not later than the earlier of, 90 days after the commencement, or within the first 25%, of the period of service to which the performance goals relates, provided that the outcome is substantially uncertain at that time.

(c)     Timing and Form of Payment. The Administrator shall determine the timing of payment of any Cash Award. The Administrator may provide for or, subject to such terms and conditions as the Administrator may specify, may permit an Awardee to elect (in a manner consistent with Section 409A of the Code) for the payment of any Cash Award to be deferred to a specified date or event. The Administrator may specify the form of payment of Cash Awards, which may be cash or other property, or may provide for an Awardee to have the option for his or her Cash Award, or such portion thereof as the Administrator may specify, to be paid in whole or in part in cash or other property.

(d)     Termination of Employment. Unless otherwise provided for by the Administrator prior to the Awardee’s Termination of Employment, upon the Awardee's Termination of Employment, any Cash Awards issued hereunder shall be forfeited,

13.     Non-Employee Director Awards.

(a)    Annual Equity Retainer. Each member of the Board who is a Non-Employee Director and who is providing service to the Company as a member of the Board at the beginning of the Director Plan Year shall be eligible to receive an Annual Equity Retainer under the Plan. The value of the Annual Equity Retainer granted to a Non-Employee Director for any Director Plan Year (which shall be converted into a number of Shares subject to a Director RSU Award (as provided in Section 13(b)(ii)) shall not exceed $550,000.

Any Non-Employee Director who enters service after the beginning of the Director Plan Year may be eligible to receive a prorated Annual Equity Retainer under the Plan as the Board or the Committee determines in its discretion.

(b)    Terms and Conditions of Annual Equity Retainer.

(i)Compensation. Unless determined otherwise by the Board or the Committee and on such terms as the Board or the Committee may determine, each Non-Employee Director shall receive his or her Annual Equity Retainer in the form of restricted Stock Units (a “Director RSU Award”).

(ii)    Director RSU Award.
A.    Date of Grant. The Director RSU Award shall be granted automatically one month after the beginning of each Director Plan Year (or, if such date is not a NYSE trading day, on the next succeeding NYSE trading day) (the “Director Grant Date”).
B.    Number of Shares Subject to a Director RSU Award. The total number of Shares subject to each Director RSU Award shall be determined by dividing the amount of the Annual Equity Retainer by the Fair Market Value of a Share on the Director Grant Date. It shall be rounded up to the nearest number of whole Shares.

C.    Vesting Period for Director RSU Award. If the Board or the Committee does not expressly exercise its discretion to change the vesting of the Director RSU Award for a Director Plan Year, then the vesting of such Director RSU Award shall be the same as was approved for the last preceding Director Plan Year in which the Board or the Committee exercised its discretion to set the vesting terms. Unless deferred pursuant to a deferral election provided by the Company, Shares subject to Director RSU Awards shall be delivered promptly upon satisfaction of the vesting conditions, but no later than March 15 of the calendar year following the calendar year in which the vesting conditions are satisfied.
(iii)    Termination. Any Non-Employee Director who terminates service prior to the vesting of his or her Director RSU Award (or other Award granted pursuant to his or her Annual Equity Retainer) may have his or her Director RSU Award (or other Award) prorated, including a forfeiture of options, restricted Stock Units or cash payment, if any, as the Board or the Committee determines in its discretion.

(c)    Stock Awards in Lieu of Annual Cash Retainer.

(i)    Cash Retainer Election. Unless otherwise determined by the Board or the Committee, prior to the beginning of a Director Plan Year each member of the Board who is a Non-Employee Director may elect to receive all or a portion of his or her Annual Cash Retainer for that Director Plan Year in the form of an Award granted under the Plan (the "Cash Retainer Election"). Unless the Board or Committee exercises its discretion pursuant to subsection 13(d) below, any such Award shall consist of a Stock Award in the form of an issuance of Shares. The number of Shares subject to the Stock Award shall be determined by dividing the dollar amount of the Annual Cash Retainer (or each installment thereof) subject to the Non-Employee Director's Cash Retainer Election by the Fair Market Value of a Share on the date(s) that such Annual Cash Retainer would otherwise have been paid in cash to the Non-Employee Director (or, if any such date is not a NYSE trading day, on the next succeeding NYSE trading day) (the "Cash Retainer Payment Date"), rounded down to the nearest number of whole Shares. Unless otherwise determined by the Board or the Committee, the Stock Award shall be issued without vesting requirements or other restrictions. Unless deferred pursuant to a deferral election provided by the Company, the Shares subject to the Stock Award shall be delivered to the Non-Employee Director on or promptly following the applicable Cash Retainer Payment Date. Unless otherwise provided by the Board or the Committee, the terms of such Stock Award shall be as set forth in this Section 13(c)(i), which terms shall constitute the Stock Award Agreement contemplated by Section 2(h) hereof.

(ii)    No Cash Retainer Election. Unless otherwise determined by the Board or the Committee, any Non-Employee Director who has not had the opportunity to make a Cash Retainer Election prior to the beginning of the applicable Director Plan Year shall be granted a Stock Award in the form of an issuance of Shares, which shall be in lieu of payment in cash of such Non-Employee Director's Annual Cash Retainer for the applicable Director Plan Year. The number of Shares subject to any such Stock Award shall be determined by dividing the dollar amount of the Annual Cash Retainer (or each installment thereof) payable to the Non-Employee Director in the applicable Director Plan Year by the Fair Market Value of a Share on the date(s) that the Annual Cash Retainer would otherwise have been paid in cash to the Non-Employee Director (or, if any such date is not a NYSE trading day, on the next succeeding NYSE trading day) (also a "Cash Retainer Payment Date"), rounded down to the nearest number of whole Shares. Unless otherwise determined by the Board or the Committee, any such Stock Award shall be issued without vesting requirements or other restrictions. The Shares subject to the Stock Award shall be delivered to the Non-Employee Director on or promptly following the applicable Cash Retainer Payment Date. Unless otherwise provided by the Board or the Committee, the terms of such Stock Award shall be as set forth in this Section 13(c)(ii), which terms shall constitute the Stock Award Agreement contemplated by Section 2(h) hereof.

(d)    Director RSU Award in Lieu of Annual Cash Retainer. In the discretion of the Board or the Committee, a Stock Unit (for purposes of this Section 13, also a "Director RSU Award") may be granted to a Non-Employee Director pursuant to such Non-Employee Director's Cash Retainer Election (in lieu of any Stock Award under Section 13(c) above), provided that the amount of the Annual Cash Retainer subject to such Cash Retainer Election when combined with the value of any Director RSU Award granted pursuant to Section 13(b) hereof does not exceed the dollar maximum set forth in Section 13(a) for the applicable Director Plan Year. The number of Shares subject to any such Director RSU Award shall be determined by dividing the dollar amount of the Annual Cash Retainer subject to the Non-Employee Director's Cash Retainer Election by the Fair Market Value of a Share on the Director Grant Date, or for any portion of the Annual Cash Retainer that is not determinable on the Director Grant Date, on the subsequent date when such portion would otherwise have been paid in cash to the Non-Employee Director, in each case rounded down to the nearest number of whole Shares. Except as set forth in this section 13(d), unless otherwise determined by the Board or the Committee, any such Director RSU Award will be subject to the terms of Section 13(b)(ii) and (iii).

14.    Other Provisions Applicable to Awards.

(a)     Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by beneficiary designation, will or by the laws of descent or distribution. The Administrator may make an Award transferable to an Awardee's “family member” (as such term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the Securities Act of 1933, as amended), to trusts solely for the benefit of such family members and to partnerships in which such family members and/or trusts are the only partners. If the Administrator makes an Award transferable, either on the Grant Date or thereafter, such Award shall contain such additional terms and conditions as the

Administrator deems appropriate, and any transferee shall be deemed to be bound by such terms upon acceptance of such transfer.

(b)     Qualifying Performance Criteria. For purposes of this Plan, the term "Qualifying Performance Criteria" shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, Affiliate or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Committee in the Award: (i) cash flow (including operating cash flow or free cash flow) or cash conversion cycle; (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings); (iii) earnings per share; (iv) growth in: earnings or earnings per share, cash flow, revenue, gross margin, operating expense or operating expense as a percentage of revenue; (v) stock price; (vi) return on equity or average shareholder equity; (vii) total shareholder return; (viii) return on capital; (ix) return on assets or net assets; (x) return on investment; (xi) revenue (on an absolute basis or adjusted for currency effects); (xii) net profit or net profit before annual bonus; (xiii) income or net income; (xiv) operating income or net operating income; (xv) operating profit, net operating profit or controllable operating profit; (xvi) operating margin or operating expense or operating expense as a percentage of revenue; (xvii) return on operating revenue; (xviii) market share or customer indicators; (xix) contract awards or backlog; (xx) overhead or other expense reduction; (xxi) growth in shareholder value relative to the moving average of the S&P 500 Index or a peer group index or another index; (xxii) credit rating; (xxiii) strategic plan development and implementation, attainment of research and development milestones or new product invention or innovation; (xxiv) succession plan development and implementation; (xxv) improvement in productivity or workforce diversity, (xxvi) attainment of objective operating goals and employee metrics; and (xxvii) economic value added. To the extent consistent with Section 162(m) of the Code, the Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (A) asset write‑downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; and (E) any unusual or infrequently occurring or special items.

(c)     Certification. Prior to the payment of any compensation under an Award intended to qualify as "performance‑based compensation" under Section 162(m) of the Code, the Committee shall certify the extent to which any Qualifying Performance Criteria and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock).

(d)     Discretionary Adjustments Pursuant to Section 162(m). Notwithstanding satisfaction or completion of any Qualifying Performance Criteria, to the extent specified at the time of grant of an Award to "covered employees" within the meaning of Section 162(m) of the Code, the number of Shares, Options, SARs or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Qualifying Performance Criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

15.     Adjustments upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a)     Changes in Capitalization. Subject to any required action by the shareholders of the Company, (i) the number and kind of Shares available for issuance under the Plan and/or covered by each outstanding Award, (ii) the price per Share subject to each such outstanding Award and (iii) the Share limitations set forth in Section 3 of the Plan, shall be proportionately adjusted for any increase or decrease in the number or kind of issued shares resulting from a stock split, reverse stock split, extraordinary dividend or other distribution (whether in the form of cash, Shares, other securities or other property (other than regular, cash dividends)), combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b)     Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Awardee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide at any time for an Option to be fully vested and exercisable until ten (10) days prior to such transaction. In addition, the Administrator may provide that any restrictions on any Award shall lapse prior to the transaction, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed transaction.

(c)     Change in Control. In the event there is a Change in Control of the Company, as determined by the Board or a Committee, the Board or Committee may, in its discretion, (i) provide for the assumption or substitution of, or adjustment to, each outstanding Award; (ii) accelerate the vesting of Awards and terminate any restrictions on Awards; and (iii) provide for the cancellation of Awards for a cash payment to the Awardee.

16.     Amendment and Termination of the Plan.

(a)     Amendment and Termination. The Administrator may amend, alter or discontinue the Plan or any Award Agreement, but any such amendment shall be subject to approval of the shareholders of the Company in the manner and to the extent required by

Applicable Law. In addition, without limiting the foregoing, unless approved by the shareholders of the Company, no such amendment shall be made that would:

i.    increase the maximum number of Shares for which Awards may be granted under the Plan, other than an increase pursuant to Section 15 of the Plan;

ii.    reduce the minimum exercise price for Options or SARs granted under the Plan;

iii.    reduce the exercise price of outstanding Options or SARs; or

iv.    materially expand the class of persons eligible to receive Awards under the Plan.

(b)     Effect of Amendment or Termination. No amendment, suspension or termination of the Plan shall impair the rights of any Award, unless mutually agreed otherwise between the Awardee and the Administrator, which agreement must be in writing and signed by the Awardee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(c)     Effect of the Plan on Other Arrangements. Neither the adoption of the Plan by the Board or a Committee nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or any Committee to adopt such other incentive arrangements as it or they may deem desirable, including without limitation, the granting of awards otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

17.     Designation of Beneficiary.

(a)    An Awardee may file a written designation of a beneficiary who is to receive the Awardee's rights pursuant to Awardee's Award or the Awardee may include his or her Awards in an omnibus beneficiary designation for all benefits under the Plan pursuant to terms and conditions permitted by the Administrator. To the extent that Awardee has completed a designation of beneficiary while employed with HP, such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Awardee to the extent enforceable under Applicable Law.

(b)    Such designation of beneficiary may be changed by the Awardee at any time by written notice. In the event of the death of an Awardee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Awardee's death, the Company shall allow the executor or administrator of the estate of the Awardee to exercise the Award, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may allow the spouse or one or more dependents or relatives of the Awardee to exercise the Award to the extent permissible under Applicable Law.

18.     No Right to Awards or to Employment.

No person shall have any claim or right to be granted an Award and the grant of any Award shall not be construed as giving an Awardee the right to continue in the employ of the Company or its Affiliates. Further, the Company and its Affiliates expressly reserve the right, at any time, to dismiss any Employee or Awardee at any time without liability or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.

19.     Legal Compliance.

Shares shall not be issued pursuant to the exercise of an Option, Stock Appreciation Right or Stock Award unless the exercise of such Option, Stock Appreciation Right or Stock Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

20.     Inability to Obtain Authority.

To the extent the Company is unable to or the Administrator deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

21.     Reservation of Shares.

The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

22.     Notice.

Any written notice to the Company required by any provisions of this Plan shall be addressed to the Secretary of the Company and shall be effective when received.

23.     Governing Law; Interpretation of Plan and Awards.

(a)    This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the state of Delaware.

(b)    In the event that any provision of the Plan or any Award granted under the Plan is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of the terms of the Plan and/or Award shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

(c)    The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of the Plan, nor shall they affect its meaning, construction or effect.

(d)    The terms of the Plan and any Award shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

(e)    All questions arising under the Plan or under any Award shall be decided by the Administrator in its total and absolute discretion. In the event the Awardee believes that a decision by the Administrator with respect to such person was arbitrary or capricious, the Awardee may request arbitration with respect to such decision. The review by the arbitrator shall be limited to determining whether the Administrator's decision was arbitrary or capricious. This arbitration shall be the sole and exclusive review permitted of the Administrator's decision, and the Awardee shall as a condition to the receipt of an Award be deemed to explicitly waive any right to judicial review.

(f)    Notice of demand for arbitration shall be made in writing to the Administrator within thirty (30) days after the applicable decision by the Administrator. The arbitrator shall be selected by the Administrator. The arbitrator shall be an individual who is an attorney licensed to practice law in the State of Delaware. Such arbitrator shall be neutral within the meaning of the Commercial Rules of Dispute Resolution of the American Arbitration Association; provided, however, that the arbitration shall not be administered by the American Arbitration Association. Any challenge to the neutrality of the arbitrator shall be resolved by the arbitrator whose decision shall be final and conclusive. The arbitration shall be administered and conducted by the arbitrator pursuant to the Commercial Rules of Dispute Resolution of the American Arbitration Association. The decision of the arbitrator on the issue(s) presented for arbitration shall be final and conclusive and may be enforced in any court of competent jurisdiction.

24.     Limitation on Liability.

The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Awardee, an Employee, an Awardee or any other persons as to:

(a)     The Non-Issuance of Shares. The non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

(b)    Tax Consequences. Any tax consequence expected, but not realized, by any Awardee, Employee, Awardee or other person due to the receipt, exercise or settlement of any Option or other Award granted hereunder.

25.     Unfunded Plan.

Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Awardees who are granted Stock Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company or the Administrator be deemed to be a trustee of stock or cash to be awarded under the Plan. Any liability of the Company to any Awardee with respect to an Award shall be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation which may be created by this Plan.